EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 6/3/25 to 7/11/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
6/2/2025	Sell	19,145	11.32
6/3/2025	Sell	35,594	11.32
6/4/2025	Sell	49,381	11.36
6/5/2025	Sell	15,719	11.38
6/6/2025	Sell	13,300	11.33
6/10/2025	Sell	14,014	11.34
6/11/2025	Sell	3,100	11.36
6/12/2025	Sell	6,186	11.39
6/13/2025	Sell	3,642	11.31
6/17/2025	Sell	4,021	11.36
6/18/2025	Sell	12,237	11.30
6/20/2025	Sell	2,180	11.32
6/23/2025	Sell	200	11.29
6/25/2025	Sell	100	11.32
6/30/2025	Sell	22,323	11.35
7/1/2025	Sell	26,282	11.39
7/7/2025	Sell	21,279	11.43
7/8/2025	Sell	43,245	11.41
7/9/2025	Sell	37,298	11.42
7/10/2025	Sell	19,704	11.42
7/11/2025	Sell	216,300	11.36